SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Date of Report (earliest event reported): December 31, 2002

NEWTEK BUSINESS SERVICES, INC.
(Exact name of small business issuer as specified in its charter)

New York	001-16123	11-3504638
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	number)	Identification No.)

100 Quentin Roosevelt Blvd., Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code:     (516) 390-2260

Newtek Capital, Inc.

(Former Name)

ITEM 2   Acquisition or Disposition of Assets.

On December 31, 2002 Newtek Business Services, Inc. (the “Registrant”), in conjunction with its majority-owned subsidiary, Newtek Small Business Finance, Inc., completed the acquisition of Comcap Holdings Corp. (“Comcap”), the parent company of Commercial Capital Corporation (“CCC”), based in New York City. The Registrant agreed to issue 463,451 shares of its common stock in exchange for all of the outstanding shares of Comcap. The acquisition was approved by the shareholders of Comcap at a special meeting of stockholders on December 3, 2002. CCC was one of 14 lenders licensed by the United States Small Business Administration (“SBA”) to make guaranteed small business loans in all jurisdictions nationwide, and the transfer of the license from CCC to Newtek Small Business Finance, Inc. was approved by the SBA on December 19, 2002.

All future lending operations will be conducted under the name of Newtek Small Business Finance, Inc., which will be based in New York City and under the direction of John R. Cox, who worked with Newtek to accomplish the acquisition. Mr. Cox has been a consultant to numerous domestic small business lenders and to various foreign governments and non-governmental organizations working to create small business lending channels in newly industrialized countries. Previously, Mr. Cox served with the SBA for over 30 years, most recently as Deputy Administrator, with responsibility for the creation of the SBA’s guaranteed loan program.

In addition, on January 14, 2003 the Registrant and Newtek Small Business Finance, Inc. completed the sale of $2 million of preferred stock in the small business lender to Credit Suisse First Boston Management Corporation and entered into a referral arrangement with another Credit Suisse affiliate, Column Financial, Inc. An important aspect of the new relationship is that Column Financial, Inc., which is in the business of commercial real estate lending through 18 offices throughout the country, will refer small business lending opportunities to Newtek Small Business Finance and earn a fee on loans closed.

For additional information, reference is made to the Agreement and Plan of Merger dated as of August 8, 2002, by and among the Registrant, Comcap, the Registrant’s subsidiaries and Charles Freeman and Craig Reynolds, as majority stockholders of Comcap, and the twelve trusts or corporations identified as related to the Green Family, which was attached as Exhibit 2.1 to the Form 8-K previously filed by the Registrant on October 2, 1002 and incorporated herein by reference.

Item 7  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements of Business Acquired.

It is not currently practicable to provide the financial statements required by Item 7(a) of Form 8-K. Such financial statements will be filed by amendment to this Form 8-K no later than March 16, 2003.

(b)    Pro Forma Financial Information.

It is not currently practicable to provide the pro forma financial information required by Item 7(b) of Form 8-K. Such pro forma financial information will be filed by amendment to this Form 8-K no later than March 16, 2003.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: January 15, 2003	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, and Secretary